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                                                                   EXHIBIT 10.14

                                  AMENDMENT TO
                            STOCK PURCHASE AGREEMENT
                            Dated September 17, 1999

This amendment is to a "Stock Purchase Agreement" by and between INNERCITE, Inc. (Seller), and INTERNET VENTURES, Inc., (Buyer), executed September 17, 1999.
The payment terms of the purchase price of $660,000 in the agreement are:

          $200,000  cash deposit upon execution
          $150,000  cash payable 45 days post execution
          $310,000  in a form of debenture buyer

The $200,000 cash deposit has been paid. The $310,000 debenture has been issued in the form of a 2 year convertible 12% debenture due December 31, 2000. Interest has been paid on the debenture, in stock, through December 31, 1999.

The $150,000 additional cash payment is past due.

The parties agree to modify the payment terms to postpone and establish a due date certain on the $150,000 additional cash payment. Also, the note shall be surrendered to an escrow agent converted into stock, which stock will be sold for cash and the cash delivered to INNERCITE.

It is agreed that:
The $150,000 cash payment shall be converted to a straight note bearing interest at 12% from January 1, 2000, and be due and payable on March 31, 2001. Buyer shall be required to accelerate payment, in full, out of the proceeds of its S-1 stock offering, after receiving and reserving to Buyer $1,000,000 of net proceeds. (Net after payment of expenses of the offering.)

The $310,000 debenture shall be surrendered to an escrow agent who will liquidate the debenture and forward cash to INNERCITE, Inc. as the liquidation proceeds. Seller will use its best efforts to liquidate at least $150,000 by December 1, 1999. After 90 days if the debenture is not liquidated in full, the remaining portion of the debenture shall be redeemed by Buyer in cash. Interest after December 31, 1999 shall be waived by Seller.

This amendment modifies only the payment terms of the referenced agreement and all other terms and conditions shall remain in full force and effect.

Agreed to this 4/th/ day of November, 1999.

SELLER:   INNERCITE, Inc.

          By   /s/ Steven Souther
             ---------------------------
               Steven Souther, President

BUYER:    INTERNET VENTURES, Inc.

          By   /s/ Donald Janke
             --------------------------
               Donald Janke, President